EXHIBIT 99.1
                                  ------------

NEWS FOR IMMEDIATE RELEASE                          CONTACT: BRIEN M. CHASE, CFO
MARCH 31, 2004                                               (304) 525-1600


                         PREMIER FINANCIAL BANCORP, INC.
                           FILES NOTICE FOR EXTENSION
                   TO FILE ANNUAL REPORT ON FORM 10-K WITH SEC

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI), announced that it filed notice with the Securities and Exchange Commission on Form 12b-25 to extend the period in which it intends to file its December 31, 2003 Annual Report on Form 10-K. The 12b-25 extension allows Premier to file its Annual Report on Form 10-K on or before April 14, 2004.

Premier's preparation of its 2003 financial statements and the audit of such financial statements are not yet complete. First, as a result of Premier's previously announced February 13, 2004 definitive agreement to sell a subsidiary bank, Citizens Bank (Kentucky), Inc. ("Citizens Bank") and the existence of a plan prior to December 31, 2003 to sell that subsidiary, management has determined that the application of Financial Accounting Standard 144 ("FAS 144") requires Premier to treat the historical financial position and results of operations of Citizens Bank as a "discontinued operation." As a result, comparative prior period information included in the December 31, 2003 financial statements and results of operations of Premier, including related footnote disclosures, must be restated to exclude the financial position and results of operations of Citizens Bank from the detailed descriptions in the financial statements and instead be presented in summary using captions such as "assets of discontinued operation" or "income from discontinued operation." The objective of the FAS 144 is to allow the reader of the financial statements to evaluate a company based on the financial position and results of operations of its "continuing operations."

Second, on June 16, 2003 Premier announced that as a result of an ongoing internal investigation, it had uncovered a systematic disregard for its loan approval and credit administration policies at one of its subsidiary banks ("Farmers Deposit Bank") and had accepted the resignation of that bank's president. As the internal investigation continued over the next three to four months, many loans were charged-off and additional provisions for loan losses were recorded. Senior management of Premier is conducting a review of the internal investigation's findings and other documentation that has become known during the loan review and collection efforts of the bank's new administration over the past six months. The purpose of the review is to determine whether the Farmers Deposit Bank's former president may have concealed from senior management of Premier certain facts and circumstances that, had senior management known at the time, would have resulted in a loan charge-off or provision being recorded prior to the bank president's resignation. If such facts and circumstances are determined to exist, Accounting Principals Board Opinion (APB) 20 necessitates that the prior period financial results be restated to reflect the charge-off and any resulting additional provision for loan losses in the appropriate period.

Senior management does not anticipate that its review will result in a material change in the financial position of Premier as of December 31, 2003 as reflected in the company's books and records, nor does it anticipate that its review will result in any material additional charge-offs or provisions for loan losses that have not already been recorded on the books and records of Farmers Deposit Bank through December 31, 2003. The review centers around determining whether any of the charge-offs or provisions for loan losses recorded in 2003 would be more appropriately included in a prior reporting period.

Additional time is needed for senior management to complete its review and have its conclusions reviewed by the audit committee of Premier's Board of Directors and the independent auditors of Premier's financial statements. Due to the potential for restatement, financial results for the fourth quarter and full year 2003 are not anticipated to be released until the Annual Report on Form 10-K is filed.

Certain statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.